MULTICELL TECHNOLOGIES ANNOUNCES
APPOINTMENT OF CHIEF FINANCIAL OFFICER

Lincoln, Rhode Island, - January 9, 2006 - MultiCell Technologies, Inc. (OTCBB: MCET) announced today that Gerard A. Wills has joined the company as its Chief Financial Officer. With more than 25 years experience, including 15 years in the biotech sector, Mr. Wills has expertise in strategy, business, financial, and operating leadership in publicly traded companies.

          "We're very pleased to have a seasoned biotech professional like Jerry join our management team at MultiCell Technologies," said Dr. Stephen Chang, MultiCell President. "He has exhibited great depth of leadership throughout his career with publicly-traded biotech companies, working closely with the investment community. The timing of his hiring is ideal, as our recent acquisition of MCT-125, a late-stage multiple sclerosis (MS) compound, significantly enhances our therapeutic platform. We look forward to his guidance in the investment and financial markets and his experience in managing partnerships and alliances."

          Mr. Wills has been CFO for three public biotech companies, leading their efforts in financial management, Sarbanes-Oxley compliance, public and private equity fund raising, and cost-savings initiatives. Most recently he served as the Chief Financial Officer for Immusol Inc., a private drug development company in San Diego. Prior to that he was Vice President, Finance and Chief Financial Officer for Nanogen, Inc., Trega Biosciences and Molecular Biosystems, Inc.

          "I am excited about MultiCell's therapeutic programs and their compelling business model," Mr. Wills stated. "MCT-125, MultiCell's recently acquired MS compound, holds tremendous promise, and I look forward to the commencement of a pivotal Phase IIb/III clinical trial which is expected to begin this year. With a growing therapeutic portfolio, I believe the Company is well positioned to deliver value for its shareholders."

          A Certified Public Accountant and San Diego resident, Mr. Wills began his career as an audit supervisor with Ernst & Young in its San Diego office. He holds a Bachelor of Business Administration with a concentration in Accountancy and graduated Cum Laude from the University of Notre Dame.

          MultiCell recently announced that it had exclusively in-licensed from Amarin a therapeutic for the treatment of fatigue in patients suffering from MS. MultiCell will evaluate the product, now named MCT-125, in a pivotal Phase IIb/III clinical trial which is expected to begin this year. MCT-125 complements MultiCell's emerging MS therapeutics program which includes MCT-175, MultiCell's recently-acquired humanized antibody therapy for the treatment of the underlying cause of MS.

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is a developer of therapeutic products, and a supplier of immortalized human cell lines for drug discovery applications. With its majority-owned subsidiary MultiCell Immunotherapeutics, Inc., MultiCell is working to commercialize new therapeutics for the treatment of degenerative neurological diseases, metabolic and endocrinological disorders, and infectious diseases. MultiCell's research labs are in Lincoln, RI. MultiCell Immunotherapeutics is located in San Diego, CA. For more information about MultiCell see http://www.MultiCelltech.com. Information on our website is not part of this press release.

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Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe", "will", "expect", "anticipate", "estimate", "intend", "plan", "forecast", "could", and "would". Examples of such forward looking statements include statements regarding contemplated guidance of Mr. Wills in the investment and financial markets, evaluation of MCT-125, commencement of a clinical trial for MCT-125. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize MCT-125 or MCT-175 as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell's report on Form 10-KSB for the fiscal year ended November 30, 2004, and all our quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and each assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contacts:
MultiCell Technologies, Inc.
(401) 333-0610 Jerry Newmin, Chief Executive Officer Barbara Corbett, IR/PR Director MCETinvestor@multicelltech.com

CEOcast, Inc.
(212) 732-4300 Ed Lewis

Rubenstien Public Relations
Dolores Naney Rubenstein Public Relations 212-843-8018 dnaney@rubensteinpr.com